Exhibit  4.1:

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                 IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
                                      -OF-
                                 CYBERCARE, INC.

     The undersigned, being all of the directors of CyberCare, Inc. (the "Corporation"), a Florida Corporation, hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Corporation:

     WHEREAS, the Corporation acknowledges that it is indebted to Mintz & Fraade, P.C. ("M&F") for professional and paraprofessional services rendered from on or approximately September 26, 2002 through October 31, 2002 (the "Outstanding Amount");

     WHEREAS, in order to induce M&F to continue to render legal services to the Corporation, the Corporation, M&F, Frederick M. Mintz and Alan P. Fraade have entered into the Agreement, dated December 4, 2002, a copy of which is annexed hereto as Exhibit "A", to provide for payment of the Outstanding Amount to M&F.


     NOW  THEREFORE,  it  is

     RESOLVED, that the Board of Directors hereby ratifies the Agreement dated December 4, 2002, a copy of which is annexed hereto as Exhibit "A", which provides for the issuing of 1,000,000 shares of the Company's common stock (the "Common Stock") to each of Frederick M. Mintz and Alan P. Fraade (the "Attorneys"), for an aggregate amount to be issued of 2,000,000 shares of Common Stock to the Attorneys for professional and paraprofessional services rendered through October 31, 2002 (the "Outstanding Amount") to the Corporation by M&F, and for professional and paraprofessional services which M&F continues to render to the Corporation after October 31, 2002.

     RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized and empowered, in the name and on behalf of the Corporation, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of all the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the 9th day of December 2002.


        /s/  Joseph  R.  Forte                       /s/  Alan  Adelson
-----------------------------------------        -------------------------------
             Joseph  R.  Forte                            Alan  Adelson

        /s/  John  St.  Genis                        /s/  Rodney  C.  Barrington
-----------------------------------------        -------------------------------
             John  St.  Genis                             Rodney  C.  Barrington

        /s/  Thomas  B.  Andres                      /s/  Paul  M.  Wieseneck
-----------------------------------------        -------------------------------
             Thomas  B.  Andres                           Paul  M.  Wieseneck





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